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                                                                    EXHIBIT 23.2


CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated April 7, 1997 on our audits of the consolidated financial statements and consolidated financial statement schedules of PICO Holdings, Inc. for the year ended December 31, 1996 included in the Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to our Firm under the caption "Experts".



                                        PricewaterhouseCoopers LLP



San Diego, California
April 13, 1999